Exhibit 99

NEWS RELEASE
Contact:	William J. Small
Chairman, President and CEO
(419) 782-5015
bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2009

FIRST QUARTER EARNINGS

•	Net Income of $3.4 million or $.36 per common share for 2009 first quarter

•	Provision for Loan Losses of $2.7 million reflects challenging credit environment

•	Other-Than-Temporary Impairment of $672,000 recognized on certain investment securities

•	Net Interest Income increased by $2.4 million or 18% over 2008 first quarter

•	Net Interest Margin basically flat from 2008 fourth quarter

•	Total Assets exceed $2 Billion

DEFIANCE, OHIO (April 20, 2009) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its first quarter ended March 31, 2009 totaled $3.41 million, or $0.36 per diluted share, compared to $3.42 million or $0.47 per diluted share for the quarter ended March 31, 2008. The 2008 results included $750,000 of acquisition related charges associated with the March 14, 2008 acquisition of Pavilion Bancorp of Adrian Michigan (“Pavilion”) and its subsidiary the Bank of Lenawee. The 2008 results also included 17 days of operations of the eight banking centers acquired in the Pavilion acquisition.

“We’re encouraged by the results of our 2009 first quarter, particularly the lower provision for loan losses in this very difficult credit environment,” said William J. Small, Chairman, President and Chief Executive Officer of First Defiance Financial Corp. “We also had very strong mortgage banking activity in the quarter, originating $160 million of residential mortgage loans, which contributed to our improved profitability from the fourth quarter of 2008.”

Credit Quality

The first quarter results include expense for provision for loan losses of $2.7 million, compared with $1.1 million in the same period in 2008 and $3.8 million in the fourth quarter of 2008.

Non-performing loans totaled $36.7 million at March 31, 2009, an increase from $34.3 million at December 31, 2008. The March 31, 2009 balance included $29.5 million of loans that are 90 days past due on that date and another $7.2 million of loans considered non-performing because of changes in terms granted to borrowers although the loans are still accruing interest. In addition, First Defiance had $7.8 million of Real Estate Owned at March 31, 2009. For the first quarter of 2009, First Defiance recorded net charge-offs of $1.6 million, which represented 0.41% of average loans outstanding (annualized) for the quarter.

“The economic challenges of the country and our market area continue to be reflected in our quarterly results,” said Mr. Small. “We recorded a provision for loan losses of $2.7 million, due primarily to the deterioration of a number of large credits in our commercial portfolio including increases in reserves on loans with existing reserves based on declining collateral values. We’ve historically taken great pride in our asset quality and our underwriting standards are sound. We are proactively working to identify all potential problems and mitigate our losses as much as possible.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the first quarter of 2009 totaled $672,000. The OTTI charge related to seven Trust Preferred Collateralized Debt Obligations (CDOs) investments, including charges of $418,600 on three CDO investments which resulted in the total write-off of these investments that had an original cost of $2 million. The remaining (OTTI) charges of $253,400 were recorded on four CDOs with a remaining book value of $2.4 million.

First Defiance has other Trust Preferred CDO investments with a total cost of $5.0 million and market values of $1.5 million at March 31 2009. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. These investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary and therefore has not recognized the reduction in value of those investments in earnings.

Net Interest Margin

Net interest income increased to $16 million for the first quarter of 2009, an 18.0% increase from the 2008 first quarter. Net interest margin was 3.71% for the 2009 first quarter compared to 3.72% in the fourth quarter of 2008 and declined 5 basis points from 3.76% in the first quarter of 2008. Yield on interest earning assets declined by 100 basis points, to 5.77% from 6.77% in the 2009 first quarter while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 95 basis points, to 2.12% from 3.07%.

“We continue to react to the market environment and stress disciplined pricing,” commented Mr. Small. “While the overall margin was even with last quarter, I believe we will continue to encounter downward challenges in the current low rate environment.”

Non-Interest Income

First Defiance’s non-interest income for the 2009 first quarter increased to $6.8 million from $6.0 million in the first quarter of 2008. Most of the increase was in mortgage banking income, which increased to $2.7 million in the 2009 first quarter from $1.1 million in 2008. Gains from the sale of mortgage loans more than doubled in the first quarter of 2009 to $2.8 million from $1.1 million in the first quarter of 2008. Also, mortgage loan servicing revenue increased by $224,000 or 48.2% in the 2009 first quarter compared to 2008. The increases in gains and servicing revenue were partially offset by expense increases of $605,000 for the amortization of mortgage servicing rights.

The company had a positive valuation adjustment of $169,000 in the first quarter of 2009 compared with a write down of $142,000 in the first quarter of 2008. The MSR valuation adjustment is a reflection of the slight increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

“We are pleased with the mortgage banking activity, which was a reflection of the low interest rate environment in the first quarter,” continued Mr. Small. “Our residential lenders and processors more than doubled the volume handled in the first quarter of 2008.”

Income from the sale of insurance products decreased to $1.5 million for the 2009 first quarter, from $1.9 million in the same period of 2008. First Defiance’s insurance subsidiary, First Insurance and Investments, typically recognizes contingent revenues during the first quarter. These revenues are bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In 2009, First Insurance earned $431,000 of contingent income, compared to $784,000 recorded during the first quarter of 2008.

Non-Interest Expenses

Total non-interest expense for First Defiance increased to $15.0 million for the quarter ended March 31, 2009, an increase of 11.3% from the $13.5 million of non-interest expense, which included $750,000 of acquisition related charges, recognized in the 2008 first quarter. Compensation and benefits increased by 3.4% compared to 2008 first quarter, which included only 17 days of operations of the Bank of Lenawee offices, and the 2009 first quarter. FDIC insurance expense increased to $567,000 in the first quarter of 2009 from $35,000 in the same period of 2008 as a result of the FDIC rate increases and the one-time assessment credits, which began in 2007, that offset all of the FDIC quarterly multiplier expense in the first quarter of 2008. Other non-interest expense increased to $3.0 million in the first quarter of 2009 from $2.2 million in the first quarter of 2008 primarily due to collection expenses.

Total Assets at $2.01 Billion

Total assets at March 31, 2009 were $2.01 billion, compared to $1.89 billion at March 31, 2008. Net loans receivable (excluding loans held for sale) were $1.56 billion at March 31, 2009 compared to $1.52 billion at March 31, 2008. Total Cash and Cash equivalents were $111.6 million at March 31, 2009 compared with $41.6 million at March 31, 2008, an increase of $70.0 million. Total deposits at March 31, 2009 were $1.54 billion compared to $1.41 billion at March 31, 2008, an increase of $126.5 million. Non-interest bearing deposits at March 31, 2009 were $163.9 million compared to $168.0 million at March 31, 2008. Total stockholders’ equity was $231 million at March 31, 2009 compared to $195 million at the March 31, 2008. Also at March 31, 2009, goodwill and other intangible assets totaled $64.5 million compared to $67.2 million at March 31, 2008.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, April 21, 2009 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442.

A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=125984.

The audio replay of the Internet Web cast will be available at www.fdef.com until Thursday, April 30, 2009 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 1:00 p.m. on Tuesday, April 21, 2009 at the First Federal Bank operations center at 25600 Elliott Road in Defiance. Following the meeting, the audio replay, slide presentation and transcript will be available at the Company’s Web site at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 35 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets
First Defiance Financial Corp.
(in thousands)	(Unaudited) March 31, 2009	December 31, 2008	(Unaudited) March 31, 2008
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$27,523	$40,980	$40,030
Interest-bearing deposits	84,050	5,172	1,548

	111,573	46,152	41,578
Securities
Available-for sale, carried at fair value	122,633	117,575	123,566
Held-to-maturity, carried at amortized cost	853	886	1,081

	123,486	118,461	124,647

Loans	1,585,897	1,617,235	1,535,354
Allowance for loan losses	(25,694)	(24,592)	(18,556)

Loans, net	1,560,203	1,592,643	1,516,798
Loans held for sale	23,588	10,960	7,400
Mortgage servicing rights	6,957	6,611	9,074
Accrued interest receivable	8,004	7,293	8,636
Federal Home Loan Bank stock	21,376	21,376	20,864
Bank Owned Life Insurance	28,806	28,747	28,696
Office properties and equipment	47,360	47,756	50,070
Real estate and other assets held for sale	7,839	7,000	3,448
Goodwill	56,585	56,585	57,315
Core deposit and other intangibles	7,953	8,344	9,915
Deferred taxes	910	336	—
Other assets	6,022	5,136	7,606

Total Assets	$2,010,662	$1,957,400	$1,886,047

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$163,855	$176,063	$168,049
Interest-bearing deposits	1,376,380	1,293,849	1,245,652

Total deposits	1,540,235	1,469,912	1,413,701
Advances from Federal Home Loan Bank	146,957	156,067	163,966
Notes payable and other interest-bearing liabilities	38,884	49,454	51,361
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	474	652	594
Deferred taxes	—	—	5,654
Other liabilities	17,421	16,073	19,908

Total liabilities	1,780,054	1,728,241	1,691,267
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	37,000	37,000	—
Preferred stock discount	(828)	(867)	—
Common stock, net	127	127	127
Common stock warrant	878	878	—
Additional paid-in-capital	140,510	140,449	140,176
Accumulated other comprehensive loss	(2,084)	(1,904)	(746)
Retained earnings	127,643	126,114	127,923
Treasury stock, at cost	(72,638)	(72,638)	(72,700)

Total stockholders’ equity	230,608	229,159	194,780

Total liabilities and stockholders’ equity	$2,010,662	$1,957,400	$1,886,047

Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
	Three Months Ended March 31,
(in thousands, except per share amounts)	2009	2008
Interest Income:
Loans	$23,377	$22,812
Investment securities	1,492	1,485
Interest-bearing deposits	14	99
FHLB stock dividends	239	243

Total interest income	25,122	24,639
Interest Expense:
Deposits	7,183	8,670
FHLB advances and other	1,319	1,655
Subordinated debentures	426	529
Notes Payable	157	194

Total interest expense	9,085	11,048

Net interest income	16,037	13,591
Provision for loan losses	2,746	1,058

Net interest income after provision for loan losses	13,291	12,533
Non-interest Income:
Service fees and other charges	3,086	2,623
Mortgage banking income	2,714	1,114
Gain on sale of non-mortgage loans	55	35
Loss on securities	(672)	(81)
Insurance and investment sales commissions	1,523	1,936
Trust income	102	111
Income from Bank Owned Life Insurance	59	273
Other non-interest income	(63)	4

Total Non-interest Income	6,804	6,015
Non-interest Expense:
Compensation and benefits	7,365	7,124
Occupancy	2,117	1,669
FDIC insurance premium	567	35
State franchise tax	501	494
Acquisition related charges	—	750
Data processing	1,054	1,029
Amortization of intangibles	391	191
Other non-interest expense	3,001	2,184

Total Non-interest Expense	14,996	13,476

Income before income taxes	5,099	5,072
Income taxes	1,691	1,653

Net Income	$3,408	$3,419

Dividends Accrued on Preferred Shares	(463)
Accretion on Preferred Shares	(38)	$—

Net Income Applicable to Common Shares	$2,907	$3,419

Earnings per common share:
Basic	$0.36	$0.48
Diluted	$0.36	$0.47

Core operating earnings per common share*:
Basic	$0.36	$0.54
Diluted	$0.36	$0.54

Average Shares Outstanding:
Basic	8,117	7,195
Diluted	8,117	7,241

*	- See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison
First Defiance Financial Corp.
	(Unaudited)
	Three Months Ended March 31,
(dollars in thousands, except per share data)	2009	2008	% change
Summary of Operations

Tax-equivalent interest income (1)	25,379	24,843	2.2
Interest expense	9,085	11,048	(17.8)
Tax-equivalent net interest income (1)	16,294	13,795	18.1
Provision for loan losses	2,746	1,058	159.5
Tax-equivalent NII after provision for loan loss (1)	13,548	12,737	6.4
Securities losses	(672)	(81)	NM
Non-interest income-excluding securities losses	7,476	6,096	22.6
Non-interest expense	14,996	13,476	11.3
Non-interest expense-excluding non-core charges	14,996	12,726	17.8
One time acquisition related charges	—	750	NM
Income taxes	1,691	1,653	2.3
Net Income	3,408	3,419	(0.3)
Dividends Declared on Preferred Shares	(463)	—	NM
Accretion on Preferred Shares	(38)	—	NM
Net Income Applicable to Common Shares	2,907	3,419	(15.0)
Core operating earnings (2)	3,408	3,906	(12.7)
Tax equivalent adjustment (1)	257	204	26.0

At Period End
Assets	2,010,662	1,886,047	6.6
Earning assets	1,838,397	1,689,813	8.8
Loans	1,585,897	1,535,354	3.3
Allowance for loan losses	25,694	18,556	38.5
Deposits	1,540,235	1,413,701	9.0
Stockholders’ equity	230,608	194,780	18.4

Average Balances
Assets	1,984,985	1,645,436	20.6
Earning assets	1,782,019	1,475,882	20.7
Deposits and interest-bearing liabilities	1,736,933	1,445,113	20.2
Loans	1,596,592	1,326,468	20.4
Deposits	1,514,059	1,236,354	22.5
Stockholders’ equity	230,099	171,693	34.0
Stockholders’ equity / assets	11.59%	10.43%	11.1

Per Common Share Data
Net Income
Basic	$0.36	$0.48	(25.0)
Diluted	0.36	0.47	(23.4)
Core operating earnings (2)
Basic	$0.36	$0.54	(34.0)
Diluted	0.36	0.54	(33.6)
Dividends	0.17	0.26	(34.6)
Market Value:
High	$8.95	$22.51	(60.2)
Low	3.76	17.30	(78.3)
Close	6.08	18.35	(66.9)
Book Value	23.85	24.01	(0.7)
Tangible Book Value	15.90	15.72	1.2
Shares outstanding, end of period (000)	8,117	8,114	0.0

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.71%	3.76%	(1.5)
Return on average assets -GAAP	0.70%	0.84%	(16.9)
Return on average assets -Core Operating	0.70%	0.95%	(26.5)
Return on average equity- GAAP	6.02%	8.01%	(24.8)
Return on average equity- Core Operating	6.02%	9.15%	(34.2)
Efficiency ratio (3) -GAAP	63.09%	67.75%	(6.9)
Efficiency ratio (3) -Core Operating	63.09%	63.98%	(1.4)
Effective tax rate	33.16%	32.59%	1.8
Dividend payout ratio (basic)	47.22%	54.17%	NM

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP Disclosure Reconciliation.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net and asset sales gains, net.

NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings	Three months ended March 31,
(dollars in thousands, except per share data)	2009	2008
Net Income	$3,408	$3,419

Acquisition related charges	—	750
Tax effect	—	(263)

After-tax non-operating items	—	487

Core operating earnings	$3,408	$3,906

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended March 31,
(dollars in thousands)	2009	2008
Gain from sale of mortgage loans	$2,813	$1,143
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	689	465
Amortization of mortgage servicing rights	(957)	(352)
Mortgage servicing rights valuation adjustments	169	(142)

	(99)	(29)

Total revenue from sale and servicing of mortgage loans	$2,714	$1,114

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,596,592	$23,405	5.95%	$1,326,468	$22,826	6.92%
Securities	119,314	1,721	5.78%	116,717	1,675	5.77%
Interest Bearing Deposits	44,737	14	0.13%	14,087	99	2.83%
FHLB stock	21,376	239	4.53%	18,610	243	5.25%

Total interest-earning assets	1,782,019	25,379	5.77%	1,475,882	24,843	6.77%
Non-interest-earning assets	202,966			169,554

Total assets	$1,984,985			$1,645,436

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,348,178	$7,183	2.16%	$1,111,711	$8,670	3.14%
FHLB advances and other	147,091	1,319	3.64%	146,520	1,655	4.54%
Other Borrowings	39,532	157	1.61%	25,958	194	3.01%
Subordinated debentures	36,251	426	4.77%	36,281	529	5.86%

Total interest-bearing liabilities	1,571,052	9,085	2.35%	1,320,470	11,048	3.37%
Non-interest bearing deposits	165,881	—	—	124,643	—	—

Total including non-interest-bearing demand deposits	1,736,933	9,085	2.12%	1,445,113	11,048	3.07%
Other non-interest-bearing liabilities	17,953			28,630

Total liabilities	1,754,886			1,473,743
Stockholders’ equity	230,099			171,693

Total liabilities and stockholders’ equity	$1,984,985			$1,645,436

Net interest income; interest rate spread		$16,294	3.42%		$13,795	3.40%

Net interest margin (3)			3.71%			3.76%

Average interest-earning assets to average interest bearing liabilities			113%			112%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008
Summary of Operations
Tax-equivalent interest income (1)	$25,379	$26,188	$26,876	$26,453	$24,843
Interest expense	9,085	9,952	10,277	9,991	11,048
Tax-equivalent net interest income (1)	16,294	16,236	16,599	16,462	13,795
Provision for loan losses	2,746	3,824	4,907	2,797	1,058
Tax-equivalent NII after provision for loan losses (1)	13,548	12,412	11,692	13,665	12,737
Investment securities gains (losses)	(672)	(596)	(2,051)	(432)	(81)
Non-interest income (excluding securities gains/losses)	7,476	3,360	6,191	6,582	6,096
Non-interest expense	14,996	13,571	15,233	15,515	13,476
Acquisition and other on-time charges	—	85	20	262	750
Income taxes	1,691	482	44	1,349	1,653
Net income	3,408	880	322	2,735	3,419
Dividends Declared on Preferred Shares	(463)	(145)	—	—	—
Net Income Applicable to Common Shares	2,907	735	322	2,735	3,419
Core operating earnings (2)	3,408	935	335	2,905	3,906
Tax equivalent adjustment (1)	257	243	233	216	204

At Period End
Total assets	$2,010,662	$1,957,400	$1,922,026	$1,928,925	$1,886,047
Earning assets	1,838,397	1,773,204	1,741,438	1,736,238	1,689,813
Loans	1,585,897	1,617,235	1,596,327	1,582,751	1,535,354
Allowance for loan losses	25,694	24,592	23,445	20,578	18,556
Deposits	1,540,235	1,469,912	1,435,804	1,427,141	1,413,701
Stockholders’ equity	230,608	229,159	189,676	194,280	194,780
Stockholders’ equity / assets	11.47%	11.71%	9.87%	10.07%	10.33%
Goodwill	56,585	56,585	56,830	56,111	57,315

Average Balances
Total assets	$1,984,985	$1,938,461	$1,928,987	$1,898,165	$1,645,436
Earning assets	1,782,019	1,730,284	1,727,343	1,689,398	1,475,882
Deposits and interest-bearing liabilities	1,736,933	1,718,315	1,712,212	1,678,026	1,445,113
Loans	1,596,592	1,591,144	1,585,489	1,544,409	1,326,468
Deposits	1,514,059	1,466,366	1,437,273	1,423,266	1,236,354
Stockholders’ equity	230,099	201,499	194,452	195,845	171,693
Stockholders’ equity / assets	11.59%	10.39%	10.08%	10.32%	10.43%

Per Common Share Data
Net Income:
Basic	$0.36	$0.09	$0.04	$0.34	$0.48
Diluted	0.36	0.09	0.04	0.34	0.47
Core operating earnings (2)
Basic	0.36	0.10	0.04	0.36	0.54
Diluted	0.36	0.10	0.04	0.36	0.54
Dividends	0.17	0.17	0.26	0.26	0.26
Market Value:
High	$8.95	$14.50	$17.66	$20.00	$22.51
Low	3.76	6.00	10.00	15.90	17.30
Close	6.08	7.73	11.01	16.01	18.35
Book Value	23.85	23.67	23.37	23.93	24.01
Shares outstanding, end of period (in thousands)	8,117	8,117	8,117	8,118	8,114

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.71%	3.72%	3.81%	3.92%	3.76%
Return on average assets -GAAP	0.70%	0.18%	0.07%	0.58%	0.84%
Return on average assets -Core Operating	0.70%	0.19%	0.07%	0.62%	0.95%
Return on average equity- GAAP	6.02%	1.74%	0.66%	5.62%	8.01%
Return on average equity- Core Operating	6.02%	1.85%	0.69%	5.97%	9.15%
Efficiency ratio (3) -GAAP	63.09%	69.25%	66.84%	67.33%	67.75%
Efficiency ratio (3) -Core Operating	63.09%	68.82%	66.75%	66.19%	63.98%
Effective tax rate	33.16%	35.39%	12.02%	33.03%	32.59%
Common dividend payout ratio (basic)	47.22%	188.89%	650.00%	76.47%	54.17%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	See Non-GAAP Disclosure Reconciliation
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008
Loan Portfolio Composition
One to four family residential real estate	$241,119	$251,807	$250,244	$251,887	$262,710
Construction	50,534	72,938	75,822	83,279	66,283
Commercial real estate	764,841	755,740	746,676	731,472	706,442
Commercial	350,070	356,574	353,453	351,812	332,772
Consumer finance	38,676	41,012	41,964	41,251	41,209
Home equity and improvement	156,668	161,106	158,992	153,715	151,563

Total loans	1,601,908	1,639,177	1,627,151	1,613,416	1,560,979
Less:
Loans in process	14,954	20,892	29,794	29,585	24,581
Deferred loan origination fees	1,057	1,050	1,030	1,080	1,044
Allowance for loan loss	25,694	24,592	23,445	20,578	18,556

Net Loans	$1,560,203	$1,592,643	$1,572,882	$1,562,173	$1,516,798

Allowance for loan loss activity
Beginning allowance	24,592	$23,445	$20,578	$18,556	$13,890
Provision for loan losses	2,746	3,824	4,907	2,797	1,058
Reserve from acquisitions	—	—	121	38	4,099
Credit loss charge-offs:
One to four family residential real estate	148	369	478	281	57
Commercial real estate	669	1,480	1,495	319	464
Commercial	702	593		220	—
Consumer finance	123	224	73	56	27
Home equity and improvement	130	57	216	18	72

Total charge-offs	1,772	2,723	2,262	894	620
Total recoveries	128	46	101	81	129

Net charge-offs (recoveries)	1,644	2,677	2,161	813	491

Ending allowance	$25,694	$24,592	$23,445	$20,578	$18,556

Credit Quality
Non-accrual loans	$29,473	$28,017	$24,630	$17,727	$13,497
Restructured loans, accruing	7,199	6,250	905	—	—

Total non-performing loans (1)	36,672	34,267	25,535	17,727	13,497
Real estate owned (REO)	7,839	7,000	4,776	3,158	3,448

Total non-performing assets (2)	$44,511	$41,267	$30,311	$20,885	$16,945

Net charge-offs	1,644	2,677	2,161	813	491

Allowance for loan losses / loans	1.62%	1.52%	1.47%	1.30%	1.21%
Allowance for loan losses / non-performing assets	57.73%	59.59%	77.35%	98.53%	109.51%
Allowance for loan losses / non-performing loans	70.06%	71.77%	91.82%	116.08%	137.48%
Non-performing assets / loans plus REO	2.79%	2.54%	1.89%	1.32%	1.10%
Non-performing assets / total assets	2.21%	2.11%	1.57%	1.08%	0.90%
Net charge-offs / average loans (annualized)	0.41%	0.67%	0.56%	0.21%	0.15%

Deposit Balances
Non-interest-bearing demand deposits	$163,855	$176,063	$158,139	$181,034	$168,049
Interest-bearing demand deposits and money market	413,104	374,488	365,251	401,401	408,979
Savings deposits	132,590	132,145	145,019	146,697	144,184
Retail time deposits less than $100,000	608,811	578,245	557,643	514,209	529,990
Retail time deposits greater than $100,000	171,588	170,485	177,848	163,614	162,400
National/Brokered time deposits	50,287	38,486	31,904	20,186	99

Total deposits	$1,540,235	$1,469,912	$1,435,804	$1,427,141	$1,413,701

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
March 31, 2009
One to four family residential real estate	$241,119	$230,751	$4,201	$6,167	$1,333
Construction	50,534	50,112	297	125	—
Commercial real estate	764,841	733,251	13,140	18,450	4,474
Commercial	350,070	342,951	3,111	4,008	1,369
Consumer finance	38,676	38,318	301	57	—
Home equity and improvement	156,668	153,206	2,796	666	23

Total loans	$1,601,908	$1,548,589	$23,846	$29,473	$7,199

December 31, 2008
One to four family residential real estate	$251,807	$242,547	$4,676	$4,584	$1,101
Construction	72,938	72,814	52	72	—
Commercial real estate	755,740	730,355	5,406	19,979	2,205
Commercial	356,574	352,022	1,671	2,881	2,944
Consumer finance	41,012	40,428	515	69	—
Home equity and improvement	161,106	155,658	5,024	424	—

Total loans	$1,639,177	$1,593,824	$17,344	$28,009	$6,250

September 30, 2008
One to four family residential real estate	$250,244	$240,791	$4,053	$5,400	$902
Construction	75,822	74,232	101	1,489	—
Commercial real estate	746,676	726,013	6,914	13,749	—
Commercial	353,453	348,507	1,371	3,575	3
Consumer finance	41,964	41,341	473	150	—
Home equity and improvement	158,992	156,645	2,080	267	—

Total loans	$1,627,151	$1,587,529	$14,992	$24,630	$905

March 31, 2008
One to four family residential real estate	$262,710	$254,567	$4,576	$3,567	$—
Construction	66,283	64,803	1,186	294	—
Commercial real estate	706,442	686,835	11,709	7,898	—
Commercial	332,772	329,161	2,840	771	—
Consumer finance	41,209	40,745	412	52	—
Home equity and improvement	151,563	148,844	1,804	915	—

Total loans	$1,560,979	$1,524,955	$22,527	$13,497	$—